Registration No. 33-_______________.
--------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549
                        ---------------------------


                                  FORM S-8
                           REGISTRATION STATEMENT
                                    under
                         The Securities Act of 1933
                        ---------------------------


                            Mylan Laboratories Inc.
           (Exact Name of Issuer as specified in its charter)
            Pennsylvania                            25-1211621
(State or other jurisdiction               (I.R.S. Employer Identification No.)
    of incorporation or organization)

                 1030 Century Building
                  130 Seventh Street
               Pittsburgh, Pennsylvania                    15222
       (Address of principal executive offices)          (Zip Code)

                              Mylan Laboratories Inc.
                         1997 Incentive Stock Option Plan
                               (Full Title of Plan)

                                   Milan Puskar
                              Chief Executive Officer
                               1030 Century Building
                                130 Seventh Street
                          Pittsburgh, Pennsylvania 15222
                      (Name and address of agent for service)

                                  (412) 232-0100
           (Telephone number, including area code, of agent for service)
                           ---------------------------


                                     Copy to:
                             David G. Edwards, Esquire
                             Doepken Keevican & Weiss
                               58th Floor, USX Tower
                                 600 Grant Street
                          Pittsburgh, Pennsylvania 15219

                          CALCULATION OF REGISTRATION FEE
----------------|--------------|----------------|-----------------|------------
Title of        |Amount to be  |Proposed Maximum|Proposed Maximum |Amount of
Securities      |Registered (1)|Offering Price  |  Aggregate      |Registration
to be Registered|              | per Share (2)  |Offering Price(2)|Fee (2)
----------------|--------------|----------------|-----------------|------------
Common Stock       10,000,000        $21.89       $218,901,647.40   $75,483.33
$.01 par value


     (1) Plus any additional shares that may hereafter become issuable as a result of the adjustment and antidilution provisions of the Registrant's 1997 Incentive Stock Option Plan.

     (2) Estimated for the purpose of calculating the registration fee (i) pursuant to Rule 457(h) on the basis of the exercise price per share of outstanding options for 802,000 shares at $16.6875 per share; and (ii) pursuant to Rule 457(c) for the remaining 9,198,000 shares registered hereunder, being the average ($22.3438) of the high ($22.6875) and low ($22.00) prices for the Registrant's Common Stock on the New York Stock Exchange on September 12, 1997.

     In accordance with Rule 464 under the Securities Act of 1933, as amended, this Registration Statement is effective automatically on the date of filing with the Securities and Exchange Commission.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART I.           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information

     The documents containing the information specified in Part I of this Registration Statement will be sent or given to plan participants by Mylan
Laboratories Inc. (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     The following reoffer prospectus filed as part of the Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, may be used for reofferings and resales of Common Stock to be acquired by "affiliates" of the Company (as defined in Rule 405 under the Securities Act) upon the exercise by such affiliates of options to purchase Common Stock heretofore or hereafter granted under the Company's 1997 Incentive Stock Option Plan.

REOFFER PROSPECTUS

     This Prospectus is being used in connection with the offering from time to time by participants ("Eligible Shareholders") in the 1997 Incentive Stock Option Plan of Mylan Laboratories Inc., a Pennsylvania corporation (the "Company"), who may be deemed "affiliates" of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), of shares of common stock, par value $.01 per share, of the Company ("Common Stock") that may be acquired by them upon the exercise of options granted to them under the Company's 1997 Incentive Stock Option Plan ("Options").

     The shares of Common Stock may be sold from time to time to purchasers directly by any of the Eligible Shareholders. Alternatively, the Eligible Shareholders may sell the shares of Common Stock in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange in separately negotiated transactions, or in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices. Some or all of the shares of Common Stock may be sold through brokers acting on behalf of the Eligible Shareholders or to dealers for resale by such dealers, and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Eligible Shareholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Eligible Shareholders will be borne by each such Eligible Shareholder. The Company will not be entitled to any of the proceeds from such sales, although the Company will, with respect to the Company's 1997 Incentive Stock Option Plan, receive the exercise price in cash upon the exercise of the Options.

     The Eligible Shareholders and any dealer participating in the distribution of any shares of Common Stock or any broker executing selling orders on behalf of the Eligible Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the shares of Common Stock by them and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Common Stock is traded on the New York Stock Exchange under the symbol "MYL". On September 12, 1997, the closing price of the Common Stock as reported on the New York Stock Exchange was $22.6875 per share.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is September 17, 1997

                                TABLE OF CONTENTS


                                      Page

Available Information ...........................................2
Incorporation of Certain Documents by Reference..................3
The Company......................................................3
Use of Proceeds..................................................3
Persons Eligible to Sell Shares..................................4
Plan of Distribution.............................................5
Legal Matters....................................................5
Experts..........................................................5

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), in Washington, D.C., a Registration Statement on Form S-8, together with all amendments and exhibits thereto (the "Registration Statement") under the Securities Act, with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. Statements made in the Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement, including exhibits and schedules filed therewith, may be inspected at the Commission's Public Reference Section, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained upon written request from the Public Reference Section of the Commission at the address set forth above upon payment of prescribed fees. The Commission also maintains a Web site at "http://www.sec.gov" which contains reports, proxy statements and other information regarding registrants that file electronically with the Commission.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected at the Public Reference Section of the Commission or the Commission's regional offices at the addresses set forth above or accessed through the Commission's Web site identified above, and copies of such material may be obtained upon written request from the Public Reference Section of the Commission upon payment of prescribed fees.

     The Common Stock of the Company is listed on the New York Stock Exchange and such reports, proxy material and other information are also available for inspection at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company pursuant to the Exchange Act are incorporated by reference in this Prospectus:

         1.   Annual Report on Form 10-K for the year ended March 31, 1997.
         2.   Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.
         3. The description of the Company's Common Stock included in the Registration Statement on Form 8-A filed April 3, 1986.

     Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in this Prospectus, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Prospectus), other documents required to be delivered to eligible participants pursuant to Rule 428(b) or additional information about the Company's 1997 Incentive Stock Option Plan are available without charge by contacting: Patricia A. Sunseri, Vice President - Investor and Public Relations, Mylan Laboratories Inc., 130 Seventh Street, 1030 Century Building, Pittsburgh, Pennsylvania 15222, telephone (412) 232-0100.

                                   THE COMPANY

     The Company, directly and through subsidiaries, is engaged in the development, licensing, manufacturing, marketing and distribution of generic and proprietary pharmaceutical and wound care products. Through its subsidiary, Mylan Pharmaceuticals Inc., the Company is recognized as one of the leaders in the generic pharmaceutical industry. The Company was incorporated in Pennsylvania in 1970. The Company maintains its headquarters at 130 Seventh Street, 1030 Century Building, Pittsburgh, Pennsylvania 15222, telephone (412) 232- 0100.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Stock offered hereby by the Eligible Shareholders. However, if the holders of Options exercise such Options in order to sell the underlying shares (which are registered hereby), the Company will receive the amount of the exercise price of any Options so exercised. The Company cannot predict when or if it will receive proceeds from the exercise of Options, or the amount of any such proceeds. The Company intends to use the proceeds, if any, received from the exercise of Options for working capital purposes. See "Plan of Distribution."

                         PERSONS ELIGIBLE TO SELL SHARES


     The following table sets forth certain information regarding the shares of Common Stock issuable upon the exercise of Options held by participants in the Company's 1997 Incentive Stock Option Plan who may be deemed "affiliates" of the Company, as defined in Rule 405 under the Securities Act, who are eligible to sell shares, whether or not they have a present intention of doing so. No such Eligible Shareholder has advised the Company of any present intention of selling any of the shares eligible to be sold (which shares are deemed to be offered hereby). In cases where the Eligible Shareholder serves or has served within the past three years as an officer, director or employee of the Company or any of its subsidiaries or has had another material relationship with the Company, this relationship is noted. All of the shares offered hereby are shares issued or issuable upon the exercise of Options granted under the Company's 1997 Incentive Stock Option Plan. This Prospectus may be supplemented from time to time to include the names of affiliates of the Company who may from time to time be awarded Options and the number of shares of Common Stock issuable upon the exercise thereof which may be resold in reliance on this Prospectus.


                                                                   Shares             Shares
                                                             Beneficially Owned      Eligible
    Name                           Position                 Prior to Offering(1)    to be Sold(2)
----------------            -----------------------------    -------------------- ----------------

Milan Puskar                Chairman, Chief Executive               2,500,000        50,000
                            Officer, President and Director
Dana G. Barnett             Executive Vice President and              267,571        40,000
                            Director
C.B. Todd                   Senior Vice President and                 567,316        40,000
                            Director
Roderick P. Jackson         Senior Vice President                     247,250        40,000
Louis J. DeBone             Vice President                            135,000        30,000
Patricia A. Sunseri         Vice President and Director               478,750        30,000
John P. O'Donnell           Vice President-Research and               161,300        30,000
                            Quality Control
Roger L. Foster             Vice President and General                 69,800        30,000
                            Counsel
Frank A. DeGeorge           Director of Corporate Finance              57,350        10,000
                            and Chief Accounting Officer



----------------------

     (1)Includes (i) shares owned of record, (ii) shares issuable upon the exercise of options (including the Options) which are currently exercisable or exercisable within 60 days from the date of this Prospectus, and (iii) shares otherwise beneficially owned.


     (2)No such Eligible Shareholder has advised the Company of any present intention of selling any of the shares eligible to be sold (which shares are deemed to be offered hereby). However, if all of the shares eligible to be sold are sold in this offering, then, following the offering, each Eligible Shareholder would be deemed to own the number of shares shown in the column titled "Shares Beneficially Owned Prior to the Offering" less the number shown in the column titled "Shares Eligible to be Sold." In each such instance, the percentage of ownership of the Eligible Shareholder would be less than 1% of all outstanding shares of Common Stock, except for Mr. Puskar, whose percentage of ownership would be 2%.

                              PLAN OF DISTRIBUTION


     The shares of Common Stock may be sold from time to time to purchasers in regular way brokerage transactions on the New York Stock Exchange or in privately negotiated transactions. Sales effected through the facilities of the New York Stock Exchange or otherwise will be effected at such prices as may be obtainable and are satisfactory to the respective Eligible Shareholders.

     Each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices. Some or all of the shares of Common Stock may be sold through brokers acting on behalf of the Eligible Shareholders or to dealers for resale by such dealers, and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Eligible Shareholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Eligible Shareholders will be borne by each such Eligible Shareholder. The Company will not be entitled to any of the proceeds from such sales, although the Company will, with respect to the Stock Option Plan, receive the exercise price in cash upon the exercise of the Options.

     The Eligible Shareholders and any dealer participating in the distribution of any of the shares of Common Stock or any broker executing selling orders on behalf of the Eligible Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the shares of Common Stock by them and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

     Any broker or dealer participating in any distribution of shares of Common Stock in connection with this offering may be deemed to be an "underwriter" within the meaning of the Securities Act and if so deemed will be required to deliver a copy of this Prospectus, including a Prospectus Supplement, if required, to any person who purchases any of the shares of Common Stock from or through such broker or dealer.

     In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock will be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares of Common Stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.


                                  LEGAL MATTERS

     The validity of the Common Stock being  offered  hereby will be passed upon
for  the  Company  by  Doepken,   Keevican  &Weiss   Professional   Corporation,
Pittsburgh, Pennsylvania.


                                     EXPERTS

     The consolidated financial statements of the Company as of March 31, 1997 and 1996 and for each of the three years in the period ended March 31, 1997 incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended March 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Somerset Pharmaceuticals, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated in this Prospectus by reference from the Annual Report on Form 10-K of Mylan Laboratories Inc. for the year ended March 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II.          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Commission by the Company pursuant to the Exchange Act are incorporated by reference in this Prospectus:

         1.   Annual Report on Form 10-K for the year ended March 31, 1997.
         2.   Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.
         3. The description of the Company's Common Stock included in the Registration Statement on Form 8-A filed April 3, 1986.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the Common Stock being offered hereby will be passed upon for the Company by Doepken, Keevican &Weiss Professional Corporation, Pittsburgh, Pennsylvania. Robert W. Smiley, who is of counsel to the law firm of Doepken Keevican & Weiss, is also a Director and Secretary of, and General Counsel to, the Company.

Item 6.  Indemnification of Directors and Officers

     In accordance with the Pennsylvania Business Corporation Law (the "PBCL"), the Company's By-Laws provide that a director of the Company shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties required under Pennsylvania law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     As permitted by PBCL, the Company's By-Laws provide that directors and officers of the Company are indemnified under certain circumstances for expenses, judgments, fines or settlements incurred in connection with suits and other legal proceedings. The PBCL allows indemnification in cases where the person "acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful."

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits.

     4.1 Mylan Laboratories Inc. 1997 Incentive Stock Option Plan (included as Annex A to Definitive Proxy Statement filed with the Commission on June 2, 1997).

     4.2 Amended and Restated Articles of Incorporation of the Company.

     4.3 Bylaws of the Company, as amended to date.

     5.1 Opinion of Doepken Keevican & Weiss Professional Corporation.

     23.1 Consent of Doepken Keevican & Weiss Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

     23.2 Consent of Deloitte & Touche LLP relating to its report regarding Mylan Laboratories Inc.

     23.3 Consent of Deloitte & Touche LLP relating to its report regarding Somerset Pharmaceuticals, Inc.

     24.1 Powers of Attorney (included on signature page of the Registration Statement).

Item 9.  Undertakings.

The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pittsburgh, State of Pennsylvania, on September 17, 1997.

                                                    Mylan Laboratories Inc.
                                                    (Registrant)

                                           By:      /s/  Milan Puskar
                                                    Milan Puskar, Chairman and
                                                    Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, each of the members of the registrant's Stock Option Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pittsburgh, State of Pennsylvania, on September 17, 1997.

                                             /s/ Laurence S. DeLynn
                                        Laurence S. DeLynn,
                                        Member of Stock Option Committee

                                            /s/ John C. Gaisford
                                        John C. Gaisford, M.D.,
                                        Member of Stock Option Committee


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Milan Puskar and Patricia A. Sunseri and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or any substitute or substitutes, lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                         TITLE                        DATE
-------------------------------------------------------------------------------
/s/ Milan Puskar            Chairman, Chief Executive       September 17, 1997
Milan Puskar                 and President

/s/ Dana G. Barnett         Executive Vice President        September 17, 1997
Dana G. Barnett              and Director

/s/ Laurence S. DeLynn      Director                        September 17, 1997
Laurence S. DeLynn

/s/ Robert W. Smiley        Secretary and Director          September 17, 1997
Robert W. Smiley

/s/ Patricia A. Sunseri     Vice President and Director     September 17, 1997
Patricia A. Sunseri

/s/ John C. Gaisford        Director                        September 17, 1997
John C. Gaisford, M.D.

/s/ C.B. Todd               Senior Vice President           September 17, 1997
C.B. Todd                    and Director

/s/ Frank A. DeGeorge       Director of Corporate Finance   September 17, 1997
Frank A. DeGeorge            as Chief Accounting Officer

                                   EXHIBIT 5.1


                            DOEPKEN KEEVICAN & WEISS
                              58th Floor, USX Tower
                                600 Grant Street
                         Pittsburgh, Pennsylvania 15219




                               September 17, 1997




Mylan Laboratories Inc.
1030 Century Building
130 Seventh Street
Pittsburgh, Pennsylvania 15222

         RE:      Mylan Laboratories Inc.
                  Registration on Form S-8

Ladies and Gentlemen:

     We have acted as counsel for Mylan Laboratories Inc., a Pennsylvania corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission (the "SEC") by the Company of 10,000,000 shares of the Company's common stock (the "Common Stock") pursuant to the Securities Act of 1933, as amended (the "Act").

         In connection with the registration, we have examined the following:

         (a) The Certificate of Incorporation and By-laws of the Company, each as amended to date;

         (b) The Registration Statement on Form S-8 (the "Registration Statement"), including the Reoffer Prospectus which is a part thereof (the "Prospectus"), relating to the Common Stock, as filed with the SEC;

         (c) The Mylan Laboratories Inc. 1997 Incentive Stock Option Plan (the "Plan"); and

         (d) Such other documents, records, opinions, certificates and papers as we have deemed necessary or appropriate in order to give the opinions hereinafter set forth.

Mylan Laboratories Inc.
September 17, 1997
Page 2


         The opinions hereinafter expressed are subject to the following qualifications and assumptions :

         (i) In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of all documents submitted to us as copies to the originals thereof.

         (ii) As to the accuracy of certain factual matters, we have relied on the certificates of officers of the Company and certificates, letters, telegrams or statements of public officials.

         (iii) We express no opinion on the laws of any jurisdiction other than the United States of America and the Pennsylvania Business Corporation Law.

         Based upon and subject to the foregoing, we are pleased to advise you that, insofar as the laws of the Commonwealth of Pennsylvania and the United States of America are concerned, it is our opinion that the 10,000,000 shares of Common Stock to be issued under the Plan and sold by the Company pursuant to the Registration Statement, have been duly authorized and, when issued and sold as contemplated by the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name in the Prospectus in connection with the matters referred to under the caption "Legal Matters."

                                            Very truly yours,

                                            /s/ Doepken Keevican & Weiss

                                            DOEPKEN KEEVICAN & WEISS
                                            PROFESSIONAL CORPORATION

                                           EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Mylan Laboratories Inc. on Form S-8 of our report dated April 30, 1997, incorporated by reference in the Annual Report on Form 10-K of Mylan Laboratories Inc. for the year ended March 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
September 16, 1997

                                                EXHIBIT 23.3



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Mylan Laboratories Inc. on Form S-8 of our report dated February 6, 1997, except for Note 12, as to which the date is March 7, 1997, relating to the consolidated financial statements of Somerset Pharmaceuticals, Inc. and subsidiaries as of December 31, 1996 and 1996 and for each of the three years in the period ended
December 31, 1996, appearing in the Annual Report on Form 10-K of Mylan Laboratories Inc. for the year ended March 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/Deloitte & Touche LLP

Pittsburgh, Pennsylvania
September 16, 1997